     As filed with the Securities and Exchange Commission on May 27, 1997

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

    INVESTORS FINANCIAL                              INVESTORS CAPITAL
      SERVICES CORP.                                     TRUST I
 (Exact name of Registrant                     (Exact name of Registrant as
as specified in its charter)              specified in its Declaration of Trust)


           Delaware                                       Delaware
(State or other jurisdiction of               (State or other jurisdiction of
 incorporation or organization)                incorporation or organization)

             6289                                           6719
 (Primary Standard Industrial                   (Primary Standard Industrial
  Classification Code Number)                    Classification Code Number)

             04-3279817
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)
                                                         04-6825196
                             --------------------

               89 South Street, Boston, Massachusetts 02111-1537
                                (617) 330-6700

(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                             --------------------

                              John E. Henry, Esq.
                         General Counsel and Secretary
                                89 South Street
                       Boston, Massachusetts 02111-1537
                                (617) 330-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             --------------------

                                  Copies to:

     Steven C. Browne, Esq.                            Mitchell Kleinman, Esq.
Testa, Hurwitz & Thibeault, LLP                           Brown & Wood LLP
       High Street Tower                               One World Trade Center
        125 High Street                                 New York, NY  10048
       Boston, MA  02110
                             --------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                             --------------------

      If the securities being registered pursuant to this Registration Statement are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

================================================================================


                                                                            Proposed               Proposed
      Title of Each Class of                       Amount to be         Maximum Offering           Maximum            Amount of
    Securities to be Registered                     Registered          Price Per Unit(1)         Aggregate        Registration Fee
                                                                                               Offering Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Series B Capital Securities of Investors
Capital Trust I                                    $25,000,000               100%                $25,000,000         $7,575.76
------------------------------------------------------------------------------------------------------------------------------------
Series B Junior Subordinated Deferrable
Interest Debentures of Investors Financial
Services Corp.(2)
------------------------------------------------------------------------------------------------------------------------------------
Investors Financial Services Corp. Series B
Guarantee with respect to Series B Capital
Securities(3)
------------------------------------------------------------------------------------------------------------------------------------
Rights of holders of Junior Subordinated
Debentures under the Indenture; Rights of
holders of Series B Capital Securities of
Investors Capital Trust I under a Declaration
of Trust; Rights of holders of such Capital
Securities under the Series B Guarantee and
certain other back-up undertakings described
herein
====================================================================================================================================
Total                                              $25,000,000(4)                                $25,000,000(4)      $7,575.76
====================================================================================================================================

(1)   Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of Investors Financial Services Corp. (the "Junior Subordinated Debentures") distributed upon any liquidation of Investors Capital Trust I.
(3) No separate consideration will be received for the Investors Financial Services Corp. Series B Guarantee.
(4) Such amount represents the liquidation amount of Investors Capital Trust I Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Investors Capital Trust I.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MAY 27, 1997

                           INVESTORS CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                       9.77% SERIES B CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                       9.77% SERIES A CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                      INVESTORS FINANCIAL SERVICES CORP.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                  BOSTON TIME, ON     , 1997, UNLESS EXTENDED
                             --------------------


           Investors Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $25,000,000 aggregate Liquidation Amount of its 9.77% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 9.77% Series A Capital Securities (the "Old Capital Securities"), of which $25,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Investors Financial Services Corp., a Delaware corporation (the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee"), along with certain back-up undertakings made by the Corporation pursuant to the Indenture and Declaration (each as defined herein) for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and like undertakings made by the Corporation and (ii) all of its 9.77% Series A Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 9.77% Series B Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures and the related undertakings are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures and the related undertakings are collectively referred to herein as the "New Securities." Pursuant to the Indenture, the Corporation has agreed to pay all fees, expenses, debts and obligations of the Trust, other than the Old Capital Securities, the New Capital Securities and the Common Securities (as defined herein).
                                               (Continued on the following page)


The Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on _______________, 1997.


See "Risk Factors" commencing on page __ for certain information that should be considered by Holders in deciding whether to tender Old Capital Securities in the Exchange Offer.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _________ __, 1997.


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(cover page continued)

           The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of January 31, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

           The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by the common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date") except that such Stated Maturity Date may under certain circumstances be advanced in the event of a Tax Event. See "Description of New Capital Securities -- Conditional Right to Advance Maturity and Special Event Redemption". The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities -- Description of New Capital Securities -- Subordination of Common Securities."

           Holders of the New Capital Securities will be entitled to receive cumulative cash distributions, accumulating from January 31, 1997 and payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 9.77% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture (as defined herein). If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 9.77% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of cash payments attributable to such interest income. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

           Through the Guarantee, the Common Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee -- Full and Unconditional Guarantee." The Old Guarantee and the Common Guarantee guarantee, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has

(cover page continued)

failed to make such payments, as described herein. See "Description of the New Securities --Description of the New Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The New Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of New Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment to such holder of accrued but unpaid interest on New Junior Subordinated Debentures with a principal amount equal to the Liquidation Amount of the New Capital Securities held by such holder. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of New Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities -- Description of New Junior Subordinated Debentures -- Subordination") of the Corporation to the extent and in the manner set forth in the Indenture and the Guarantees, respectively.

           The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time before February 1, 2007 (the "Initial Optional Prepayment Date"), contemporaneously with the optional prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Prepayment Date, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities -- Description of New Capital Securities -- Redemption."

           Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Prepayment Date, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.885% of the principal amount thereof on the Initial Optional Prepayment Date, declining ratably on each February 1 thereafter to 100% on or after February 1, 2017, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time before the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Optional Prepayment" and "-- Conditional Right to Advance Maturity and Special Event Prepayment."

           The Corporation, as the holder of the outstanding Common Securities, will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities and (ii) the prior approval of the Federal

(cover page continued)

Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of New Securities -- Description of New Capital Securities -- Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "Certain Federal Income Tax Considerations -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

           The Corporation and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

           Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof), in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-

(cover page continued)

making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described under "The Exchange Offer--Resales of New Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."


           In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. The Corporation and the Trust may delay the filing of any amendment or supplement in good faith and for a valid corporate purpose for a period not to exceed 120 days, such right to delay to be exercisable by the Corporation and the Trust only once in any 365 day period. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90 day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

           Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the New Capital

(cover page continued)

Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

           Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

           THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

           NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INVESTORS FINANCIAL SERVICES CORP. OR INVESTORS CAPITAL TRUST I OR THE INITIAL PURCHASER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF INVESTORS FINANCIAL SERVICES CORP. OR INVESTORS CAPITAL TRUST I SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

           Old Capital Securities may be tendered for exchange on or prior to
5:00 p.m., Boston time, on             , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after January 31, 1997. See "The Exchange Offer -- Distributions on New Capital Securities."

           Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

(cover page continued)

           As used herein, (i) the "Indenture" means the Indenture, dated as of January 31, 1997, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of the Trust Securities and (iii) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities by the Corporation. In addition, as the context may require, (i) "Capital Securities" includes the Old Capital Securities and New Capital Securities, (ii) "Trust Securities" include the Capital Securities and Common Securities, (iii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) "Guarantee" includes the Old Guarantee and New Guarantee.


                             --------------------


           Investors Bank & Trust Company(R) is a registered servicemark of the Corporation. Hub and Spoke(R) is a registered servicemark of Signature Financial Group, Inc. This Prospectus also includes trademarks and trade names of other companies.
                             --------------------



                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Available Information.................................                       8
Incorporation of Certain Documents by
   Reference..........................................                       8
Summary...............................................                       10
Risk Factors..........................................                       16
Use of Proceeds.......................................                       22
Ratios of Earnings to Fixed Charges...................                       22
Capitalization........................................                       23
Selected Consolidated Financial Data..................                       24
Investors Capital Trust I.............................                       26
Investors Financial Services Corp.....................                       26
The Exchange Offer....................................                       27
Description of the New Securities.....................                       36
Description of New Capital Securities.................                       36
Description of New Junior Subordinated
   Debentures.........................................                       46
Description of New Guarantee..........................                       56
Description of the Old Securities.....................                       59
Relationship Among the New Capital Securities,
   the New Junior Subordinated Debentures and
   the New Guarantee..................................                       59
Certain Federal Income Tax Considerations.............                       61
ERISA Considerations..................................                       65
Plan of Distribution..................................                       66
Legal Matters.........................................                       66
Independent Auditors..................................                       66


                             AVAILABLE INFORMATION

           The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Corporation filed with the Commission can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov).

           No separate financial statements of the Trust have been included or incorporated by reference herein. Neither the Corporation nor the Trust consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Corporation, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and holding as assets the Junior Subordinated Debentures issued by the Corporation, and (iii) the Corporation's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration, the Guarantee issued with respect to Capital Securities issued by the Trust, the Junior Subordinated Debentures purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities as described herein. See "Investors Capital Trust I," "Description of New Securities -- Description of New Junior Subordinated Debentures" and "Description of New Securities -- Description of New Guarantee."

           The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

           This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed with the Commission by the Corporation are incorporated into this Prospectus by reference:

           (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

           (b)  Quarterly Report on Form 10-Q for the quarter ended
                March 31, 1997.

           All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investors Financial Services Corp., 89 South Street, P.O. Box 1537, Boston, Massachusetts 02111-1537, Attention: Investor Relations, telephone number (617) 330-6032.

                                    SUMMARY

           The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus.

                      Investors Financial Services Corp.

           Investors Financial Services Corp. (the "Corporation"), based in Boston, Massachusetts, provides asset administration services for the financial services industry through its wholly-owned subsidiary, Investors Bank & Trust Company(R). The Corporation provides domestic and global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. The Corporation provides financial asset administration services for assets that totaled approximately $131 billion at March 31, 1997, including assets managed by 54 mutual fund complexes and insurance companies and approximately $10 billion of foreign assets. The Corporation also engages in private banking transactions, including secured lending and deposit accounts.

                           Investors Capital Trust I

           The Trust is a statutory business trust created under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 17, 1997. The Trust's affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the three individual Administrative Trustees who are officers of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

                              The Exchange Offer

Exchange Offer.......................   Up to $25,000,000 aggregate Liquidation
                                        Amount of New Capital Securities are
                                        being offered in exchange for a like
                                        aggregate Liquidation Amount of Old
                                        Capital Securities. Old Capital
                                        Securities may be tendered for exchange
                                        in whole or in part in a Liquidation
                                        Amount of $100,000 (100 Capital
                                        Securities). The Corporation and the
                                        Trust are making the Exchange Offer in
                                        order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities.
                                        For a description of the procedures for
                                        tendering Old Capital Securities, see
                                        "The Exchange Offer -- Procedures for
                                        Tendering Old Capital Securities."

Expiration Date......................   5:00 p.m., Boston time, on      , 1997,
                                        unless the Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The
                                        Exchange Offer -- Terms of the Exchange
                                        Offer."

Conditions to the Exchange Offer.....   The Exchange Offer is subject to certain
                                        conditions, which may be waived by the
                                        Corporation and the Trust in their sole
                                        discretion. The Exchange Offer is not
                                        conditioned upon any minimum Liquidation
                                        Amount of Old Capital Securities being
                                        tendered. See "The Exchange Offer --
                                        Conditions to the Exchange Offer."

Offer................................   The Corporation and the Trust reserve
                                        the right in their sole and absolute
                                        discretion, subject to applicable law,
                                        at any time and from time to time, (i)
                                        to delay the acceptance of the Old
                                        Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the
                                        Expiration Date of the Exchange Offer
                                        and retain all Old Capital Securities
                                        tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital
                                        Securities, or (iv) to waive any
                                        condition or otherwise amend the terms
                                        of the Exchange Offer in any respect.
                                        See "The Exchange Offer -- Terms of the
                                        Exchange Offer."

Withdrawal Rights....................   Tenders of Old Capital Securities may be
                                        withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal
                                        Rights."

Procedures for Tendering Old Capital
Securities...........................   Tendering holders of Old Capital
                                        Securities must complete and sign a
                                        Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange
                                        Agent, either with the Old Capital
                                        Securities to be tendered or in
                                        compliance with the specified procedures for guaranteed delivery of Old Capital
                                        Securities. Certain brokers, dealers,
                                        commercial banks, trust companies and
                                        other nominees may also effect tenders
                                        by book-entry transfer which may include transmission of an Agent's Message in lieu of delivery of the Letter of Transmittal. Holders of Old Capital
                                        Securities registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee are urged to
                                        contact such person promptly if they
                                        wish to tender Old Capital Securities
                                        pursuant to the Exchange Offer. See "The
                                        Exchange Offer -- Procedures for
                                        Tendering Old Capital Securities."

                                        Letters of Transmittal and certificates
                                        representing Old Capital Securities
                                        should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital Securities....   The Corporation and the Trust are making
                                        the Exchange Offer in reliance on the
                                        position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the
                                        Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the
                                        Exchange Offer as it has in such
                                        interpretive letters to third parties.
                                        Based on these interpretations by the
                                        staff of the Division of Corporation
                                        Finance of the Commission, and subject
                                        to the two immediately following
                                        sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the
                                        Securities Act, provided that such New
                                        Capital Securities are acquired in the
                                        ordinary course of such holder's
                                        business and that such holder is not
                                        participating, and has no arrangement or understanding with any person to participate, in a distribution
                                        (within the meaning of the Securities
                                        Act) of such New Capital Securities.
                                        However, any holder of Old Capital
                                        Securities who is an "affiliate" of the
                                        Corporation or the Trust or who intends
                                        to participate in the Exchange Offer for the purpose of distributing the New
                                        Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital
                                        Securities acquired for its own account
                                        as a result of market-making or other
                                        trading activities and exchanges such
                                        Old Capital Securities for New Capital
                                        Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New
                                        Capital Securities.


                                        Each holder of Old Capital Securities
                                        who wishes to exchange Old Capital
                                        Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business,
                                        (iii) it has no arrangement or
                                        understanding with any person to
                                        participate in a distribution (within
                                        the meaning of the Securities Act) of
                                        such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
                                        Act) of such New Capital Securities. In
                                        addition, the Corporation and the Trust
                                        may require such holder, as a condition
                                        to such holder's eligibility to
                                        participate in the Exchange Offer, to
                                        furnish to the Corporation and the Trust
                                        (or an agent thereof) in writing
                                        information as to the number of
                                        "beneficial owners" (within the meaning
                                        of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this
                                        Prospectus, as it may be amended or
                                        supplemented from time to time, may be
                                        used by a Participating Broker-Dealer
                                        during the period referred to below in
                                        connection with resales of New Capital
                                        Securities received in exchange for Old
                                        Capital Securities where such Old
                                        Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of New Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of
                                        Distribution." Any Participating Broker-
                                        Dealer who is an "affiliate" of the
                                        Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent.......................   The exchange agent with respect to the
                                        Exchange Offer is The Bank of New York
                                        (the "Exchange Agent"). The addresses,
                                        and telephone and facsimile numbers, of
                                        the Exchange Agent are set forth in "The
                                        Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds......................   Neither the Corporation nor the Trust
                                        will receive any cash proceeds from the
                                        issuance of the New Capital Securities
                                        offered hereby. See "Use of Proceeds."

Certain Federal Income Tax
Considerations; ERISA
Considerations.......................   Holders of Old Capital Securities should
                                        review the information set forth under
                                        "Certain Federal Income Tax
                                        Considerations" and "ERISA
                                        Considerations" prior to tendering Old
                                        Capital Securities in the Exchange
                                        Offer.



                          The New Capital Securities

Securities Offered...................   Up to $25,000,000 aggregate Liquidation
                                        Amount of the Trust's New Capital
                                        Securities which have been registered
                                        under the Securities Act (Liquidation
                                        Amount $1,000 per New Capital Security).
                                        The New Capital Securities will be
                                        issued and the Old Capital Securities
                                        were issued under the Declaration. The
                                        New Capital Securities and any Old
                                        Capital Securities which remain
                                        outstanding after consummation of the
                                        Exchange Offer will vote together as a
                                        single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation
                                        Amount thereof have taken certain
                                        actions or exercised certain rights
                                        under the Declaration. See "Description
                                        of New Securities -- Description of New
                                        Capital Securities -- Voting Rights;
                                        Amendment of the Declaration." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the
                                        Securities Act and will not be subject
                                        to certain restrictions on transfer
                                        applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The
                                        Exchange Offer -- Purpose of the
                                        Exchange Offer," "Description of New
                                        Securities" and "Description of Old
                                        Securities." The New Capital Securities
                                        will be issued in blocks having a
                                        Liquidation Amount of not less than
                                        $100,000 (100 New Capital Securities).
                                        Any transfer of New Capital Securities
                                        in a block having a Liquidation Amount
                                        of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of New
                                        Securities -- Description of New Capital
                                        Securities -- Restrictions on Transfer."

Distribution Dates...................   February 1 and August 1 of each year,
                                        commencing August 1, 1997.

Extension Periods....................   So long as no Debenture Event of Default
                                        (as defined herein) has occurred and is
                                        continuing, Distributions on New Capital
                                        Securities may be deferred for the
                                        duration of any Extension Period elected by the Corporation with respect to the payment of interest on the New Junior
                                        Subordinated Debentures. No Extension
                                        Period will exceed 10 consecutive semi-
                                        annual periods or extend beyond the
                                        Stated Maturity Date. See "Description
                                        of New Securities -- Description of the
                                        New Junior Subordinated Debentures --
                                        Option to Extend Interest Payment Date"
                                        and "Certain Federal Income Tax
                                        Considerations -- Interest Income and
                                        Original Issue Discount."

Ranking..............................   The New Capital Securities will rank
                                        pari passu, and payments thereon will be made pro rata, with the Old Capital
                                        Securities and the Common Securities
                                        except as described under "Description
                                        of New Securities -- Description of the
                                        New Capital Securities -- Subordination
                                        of Common Securities." The New Junior
                                        Subordinated Debentures will rank pari
                                        passu with the Old Junior Subordinated
                                        Debentures and all other junior
                                        subordinated debentures to be issued by
                                        the Corporation (collectively, the
                                        "Other Debentures"), which will be
                                        issued and sold (if at all) to other
                                        trusts to be established by the
                                        Corporation (if any), in each case
                                        similar to the Trust ("Other Trusts"),
                                        and will be unsecured and subordinate
                                        and rank junior in right of payment to
                                        all Senior Indebtedness to the extent
                                        and in the manner set forth in the
                                        Indenture. See "Description of New
                                        Securities -- Description of the New
                                        Junior Subordinated Debentures." The New
                                        Guarantee will rank pari passu with the
                                        Old Guarantee and all other guarantees
                                        issued by the Corporation with respect
                                        to capital securities to be issued by
                                        Other Trusts and will constitute an
                                        unsecured obligation of the Corporation
                                        and will be subordinate and rank junior
                                        in right of payment to all Senior
                                        Indebtedness to the extent and in the
                                        manner set forth in the Guarantee. See
                                        "Description of New Securities --
                                        Description of the New Guarantee."

Redemption...........................   The Trust Securities are subject to
                                        mandatory redemption in a Like Amount,
                                        (i) in whole but not in part, on the
                                        Stated Maturity Date upon repayment of
                                        the Junior Subordinated Debentures, (ii) in whole but not in part, at any time before the Initial Optional Prepayment
                                        Date contemporaneously with the optional prepayment of the Junior Subordinated
                                        Debentures by the Corporation upon the
                                        occurrence and continuation of a Special
                                        Event and (iii) in whole or in part, on
                                        or after the Initial Optional Prepayment
                                        Date contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, in each case at the applicable Redemption

                                        Price. See "Description of New
                                        Securities -- Description of the New
                                        Capital Securities -- Redemption."


Conditional Right to
Advance Maturity.....................   If a Tax Event (as defined under
                                        "Description of New Securities --
                                        Description of the New Junior
                                        Subordinated Debentures -- Conditional
                                        Right to Advance Maturity and Special
                                        Event Prepayment) occurs, then the
                                        Corporation will have the right, in lieu of terminating the Trust, to advance the Stated Maturity Date of the Junior
                                        Subordinated Debentures to the minimum
                                        extent required in order to allow for
                                        the payments of interest in respect of
                                        the Junior Subordinated Debentures to
                                        continue to be deductible by the
                                        Corporation for U.S. federal income tax
                                        purposes, but in no event shall the
                                        resulting maturity of the Junior
                                        Subordinated Debentures be less than 20
                                        years from the date of original issuance thereof. Such maturity date shall be advanced only (i) if, in the opinion of counsel to the Corporation experienced in such matters, after advancing the maturity date, interest payable on the Junior Subordinated Debentures will be deductible for United Stated federal income tax purposes and (ii) upon receipt of prior approval of the Federal
                                        Reserve, if then so required under
                                        applicable capital guidelines or
                                        policies of the Federal Reserve. See
                                        "Description of New Securities --
                                        Description of New Junior Subordinated
                                        Debentures -- Conditional Right to
                                        Advance Maturity and Special Event
                                        Prepayment."

Absence of Market for the
New Capital Securities...............   The New Capital Securities will be a new
                                        issue of securities for which there
                                        currently is no market. Although Keefe,
                                        Bruyette & Woods, Inc., the initial
                                        purchaser of the Old Capital Securities
                                        (the "Initial Purchaser"), has informed
                                        the Trust and the Corporation that it
                                        currently intends to make a market in
                                        the New Capital Securities, the Initial
                                        Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice.
                                        Accordingly, there can be no assurance
                                        as to the development or liquidity of
                                        any market for the New Capital
                                        Securities. The Trust and the
                                        Corporation do not intend to apply for
                                        listing of the Capital Securities on any securities exchange or for quotation through the National Association of
                                        Securities Dealers Automated Quotation
                                        System ("NASDAQ"). See "Plan of
                                        Distribution."


Risk Factors.........................   Holders of Old Capital Securities and
                                        prospective purchasers of New Capital
                                        Securities should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

           Holders of Old Capital Securities and prospective purchasers of New Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters in connection with the Exchange Offer and the New Securities offered hereby.


Ranking of Subordinate Obligations Under the Guarantee and the Junior Subordinated Debentures

           The obligations of the Corporation under the Guarantee and under the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Corporation to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or
(ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures until payment has been made on all Senior Indebtedness. At March 31, 1997, the Corporation had no outstanding Senior Indebtedness. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $903 million, including deposits. In addition, Investors Bank & Trust Company, the bank subsidiary of the Corporation (the "Bank"), is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of New Securities -- Description of New Guarantee -- Status" and "-- Description of New Junior Subordinated Debentures -- Subordination."

           The ability of the Trust to pay amounts due on the Capital Securities is dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Considerations

           So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 9.77% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period.

           The Corporation may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date.

Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.77%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities -- Description of New Capital Securities-- Distributions" and "Description of New Securities -- Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

           The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Capital Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

           Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities that are not subject to such deferrals.

Redemption or Distribution

           Upon the occurrence and continuation of a Special Event (including a Conditional Tax Redemption Event or a Regulatory Capital Event, in each case, as defined under "Description of New Securities -- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures, before the Initial Optional Prepayment Date, in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. On or after the Initial Optional Prepayment Date, the Corporation may prepay the Junior Subordinated Debentures in whole or in part for any reason and thereby cause an optional redemption of the Capital Securities, in whole or in part, at the Optional Redemption Price. Any such redemption is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of New Securities -- Description of New Capital Securities -- Redemption" and "-- Liquidation of the Trust and Distribution of the Junior Subordinated Debentures;" "Description of New Securities -- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment."

           The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) prior approval of the Federal Reserve if then required. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

Conditional Right to Advance Maturity; Possible Tax Law Changes Affecting the Capital Securities

           If a Tax Event (as defined under "Description of New Securities -- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment) occurs, then the Corporation will have the right, in lieu of terminating the Trust, to advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be deductible by the Corporation for U.S. federal income tax purposes, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 20 years from the date of original issuance thereof (any such advancement of the Stated Maturity Date being a "Tax Event Maturity Advancement"). Such maturity date shall be advanced only (i) if, in the opinion of counsel to the Corporation experienced in such matters, after advancing the maturity date, interest payable on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes and
(ii) upon receipt of prior approval of the Federal Reserve, if then so required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment."

           On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, if such debt obligations had a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation applies to debt obligations issued on or after the date of "first committee action." As of the date of this prospectus, the Proposed Legislation has not yet been introduced by any member of the 105th Congress. If the Proposed Legislation or other legislation is enacted by Congress and if it gives rise to a Tax Event, the Trust would be permitted to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Redemption Price. See "Description of New Securities -- Description of New Capital Securities -- Special Redemption" and "-- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment."

Possible Adverse Effect on Market Prices

           There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities --Description of New Junior Subordinated Debentures."

Rights Under the Guarantee

           The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Declaration. The Old Guarantee guarantees and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor; and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor on such date and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on such date. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to (i) waive any past event of default under the Guarantee and (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and "--Debenture Events of Default" and "Description of New Securities -- Description of New Guarantee." The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

Limited Voting Rights

           Holders of Capital Securities generally will have voting rights relating only to the modification of the terms of the Capital Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of New Securities -- Description of New Capital Securities -- Removal of Issuer Trustees." See "Description of New Securities -- Description of New Capital Securities -- Voting Rights; Amendment of the Declaration."

Trading Price

           The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

Consequences of a Failure to Exchange Old Capital Securities

           The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

           The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights; Amendment of the Declaration."

           The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and declared effective by July 30, 1997, the Distribution rate borne by the Old Capital Securities commencing on July 1, 1997, if no filing is made by June 30, 1997, or July 31, 1997, if such filing is not declared effective by July 30, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities. "


Absence of Public Market

           The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on the transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Both Old Capital Securities and New Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

           If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including among other things, prevailing interest rates, the Corporation's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

           Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

           Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

           Issuance of New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                                USE OF PROCEEDS

           Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

           The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities was $25,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be used to support the Corporation's balance sheet growth resulting from deposits expected to be obtained from asset administration clients.

           The Capital Securities are expected to be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve. Under current Federal Reserve guidelines no more than 25% of the Corporation's Tier 1 Capital may comprise Capital Securities and other capital securities and cumulative preferred stock of the Corporation.


                      RATIOS OF EARNINGS TO FIXED CHARGES

           The following table sets forth the Corporation's unaudited consolidated ratios of earnings to fixed charges for the respective periods indicated.



                                                                                             Two Months
                                                                                                Ended        Year       Three Months
                                                      Year Ended October 31,                  December       Ended      Ended March
                                        ----------------------------------------------------     31,       December 31,      31,
                                            1992          1993         1994         1995        1995          1996          1997
                                          --------      --------     --------     --------    --------      --------      --------
Earnings to Fixed Charges:
   Excluding interest on deposits.......... 4.36          5.05         5.28         5.85        5.98          2.17           1.98
   Including interest on deposits.......... 2.48          3.31         3.52         4.24        3.59          1.63           1.51


           For purposes of computing the ratios of earnings to fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest, and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest, and the interest factor included in rents.

                                CAPITALIZATION

           The following table sets forth the actual unaudited consolidated capitalization of the Corporation and its subsidiaries at March 31, 1997. The table should be read in conjunction with the financial information included in the Corporation's 1996 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference." The issuance of the New Securities in the Exchange Offer will have no effect on the capitalization of the Corporation.


                                                        March 31, 1997
                                                        --------------

                                                    (Dollars in thousands)
Corporation obligated, mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely subordinated debentures of the
  Corporation(1)...................................      $    24,245

Stockholders' equity:
  Preferred stock, $.01 par value, authorized,
    1,000,000 shares actual and as adjusted;
    issued and outstanding, no shares actual and
    as adjusted....................................                -
  Class A Common Stock, $.01 par value, authorized,
    650,000 shares actual and as adjusted; issued
    and outstanding, 420,181 shares actual and as
    adjusted.......................................                3
  Common stock, $.01 par value, authorized,
    20,000,000 shares actual and as adjusted;
    issued and outstanding, 6,024,131 actual and as
    adjusted.......................................               61
  Surplus..........................................           54,370
  Deferred compensation............................           (1,578)
  Net unrealized gain on securities available for
    sale...........................................              695
  Retained earnings................................           11,173
    Total stockholders' equity.....................           64,724
                                                              ------
Total capitalization...............................           88,969
                                                              ======


-------------------

(1) Reflects the issuance of the Old Capital Securities. The Trust is a subsidiary of the Corporation and will hold the Junior Subordinated Debentures as its sole asset.

                     SELECTED CONSOLIDATED FINANCIAL DATA

           The summary below should be read in connection with and is qualified in its entirety by reference to management's discussion and analysis of the Corporation's results of operations and the financial information included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference. Interim data for the three months ended March 31, 1997 and 1996 reflect, in the opinion of management of the Corporation, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the year ended December 31, 1996, and the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.


                                                                                                 Two Months
                                                      Year Ended October 31,                       Ended          Year Ended
                                         ---------------------------------------------------     December 31,    December 31,
                                            1992          1993          1994        1995(1)         1995             1996
                                         ---------     ---------     ---------     ---------     ------------    -----------
                                                              (Dollars in thousands, except per share data)
Statement of Income Data:
Net interest income...................   $   3,659     $   4,494     $   4,778     $   5,870     $   1,966     $  17,944
Noninterest income....................      29,664        32,967        43,049        51,562         8,085        56,632
Gain on sale of investment securities.          --            48            --            --            --            --
                                         ---------     ---------     ---------     ---------     ---------     ---------
Net operating revenues................      33,323        37,509        47,827        57,432        10,051        74,576
Operating expenses....................      30,589        33,939        42,503        50,224         8,481        61,935
                                         ---------     ---------     ---------     ---------     ---------     ---------
Income before income taxes............       2,734         3,570         5,324         7,208         1,570        12,641
Income taxes..........................       1,163         1,211         1,863         2,800           670         4,867
Minority Interest/Trust Preferred
   Securities.........................          --            --            --            --            --            --
                                         ---------     ---------     ---------     ---------     ---------     ---------
Net Income............................   $   1,571     $   2,359     $   3,461     $   4,408     $     900     $   7,774
                                         =========     =========     =========     =========     =========     =========
Per Share Data:
Common dividends per share............                                                           $      --     $     .03
Average number of shares outstanding..                                                               6,467         6,504
                                                                                                 =========     =========
Average Balance Sheet Data:
Interest earnings assets..............   $  81,148     $  87,965     $  94,351     $ 106,130     $ 219,775     $ 575,662
Total assets..........................      99,609       109,477       116,810       128,174       249,064       628,893
Total deposits........................      88,684        99,523       102,664       106,446       197,013       377,219
Stockholders' equity..................       7,053         9,022        11,779        16,119        34,000        56,137
Selected Financial Ratios:
Return on equity(2)...................       22.27%        26.15%        29.38%        27.35%        15.11%        13.85%
Return on assets(2)...................        1.58          2.15          2.96          3.44          2.12          1.24
Equity as % of total assets...........        6.52          8.24         10.08         12.58         16.57          6.41
Dividend payout ratio(3)..............        3.82          2.54          1.73          1.36          0.00          2.49
Tier 1 capital ratio(4)...............       37.78         37.08         42.53         37.62         62.10         24.67
Noninterest income as % of net
   operating income...................       89.02         87.89         90.01         89.78         80.44         75.94
Nonperforming assets as % of total
   assets.............................          --            --            --            --            --            --

Allowance for loan losses as % of
   total loans........................        0.59          0.34          0.26          0.26          0.15          0.15
Other Statistical Data:
Assets processed at end of period(5).. $43,348,597   $61,239,242   $72,418,449   $91,099,976   $94,208,228  $122,563,401
Employees at end of period............         460           522           678           671           674           792


                                               Three Months Ended
                                                   March 31,
                                          --------------------------
                                              1996           1997
                                          ----------     -----------
                                                 (unaudited)
Statement of Income Data:
Net interest income...................    $   3,921      $   6,456
Noninterest income....................       12,944         17,760
Gain on sale of investment securities.           --             --
                                          ---------      ---------
Net operating revenues................       16,865         24,216
Operating expenses....................       14,517         19,314
                                          ---------      ---------
Income before income taxes............        2,348          4,902
Income taxes..........................          928          1,822
Minority Interest/Trust Preferred
   Securities.........................           --            258
                                          ---------      ---------

Net Income............................    $   1,420      $   2,822
                                          =========      =========
Per Share Data:
Common dividends per share............    $      --      $     .02
Average number of shares outstanding..        6,494          6,558
                                          =========      =========
Average Balance Sheet Data:
Interest earnings assets..............    $ 361,655      $ 954,368
Total assets..........................      404,505      1,015,055
Total deposits........................      261,880        583,365
Stockholders' equity..................       51,587         63,238
Selected Financial Ratios:
Return on equity(2)...................        11.01%         17.85%
Return on assets(2)...................         1.40           1.11
Equity as % of total assets...........         9.94           5.91
Dividend payout ratio(3)..............         0.00           4.57
Tier 1 capital ratio(4)...............        40.91          31.26
Noninterest income as % of net
   operating income...................        76.75          73.33

Nonperforming assets as % of total
   assets.............................           --             --
Allowance for loan losses as % of
   total loans........................         0.15           0.13
Other Statistical Data:
Assets processed at end of period(5)..  $99,497,322   $131,423,191
Employees at end of period............          683            878

--------------------
(1) Noninterest income for the year ended October 31, 1995 includes the recognition of net proceeds of $2,572,000 from the assignment to a third party of asset administration rights associated with $5 billion of unit investment trust assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference.

(2) Ratios for the two months ended December 31, 1995 and the three months ended March 31, 1996 and 1997 have been annualized. The ratios for the year ended October 31, 1995 include the effect of the unit investment trust transaction described in (1) above. Without the earnings associated with this transaction, return on equity and return on assets for the year ended October 31, 1995 would have been 18.10% and 2.28%, respectively.

(3) The Corporation intends to retain the majority of future earnings to fund development and growth of its business but anticipates paying future cash dividends, currently estimated to be $.08 per share annually, subject to receipt of dividends from the Bank and further subject to regulatory requirements.

(4) Tier I capital consists of the sum of common stockholders' equity and non-cumulative perpetual preferred stock minus all intangible assets (other than certain qualifying goodwill) and excess deferred tax assets.

(5) Assets processed is the total dollar value of financial assets on the reported date for which the Corporation provides one or more of the following services: custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending and mutual fund administration.

                           INVESTORS CAPITAL TRUST I

           The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 17, 1997, executed by the Corporation, as Sponsor, the Delaware Trustee and the Administrative Trustees named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 17, 1997. The Initial Declaration was replaced by an amended and restated declaration of trust dated as of January 31, 1997 among the Corporation, as Sponsor, the Issuer Trustees (as defined herein) and the holders, from time to time, of the Trust Securities (the "Declaration"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. All of the Common Securities are owned directly by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of the New Securities -- Description of the New Capital Securities -- Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by trustees (the "Issuer Trustees") appointed by the Corporation as the direct holder of the Common Securities. The Issuer Trustees are The Bank of New York as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware) as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees"). The Bank of New York, as Property Trustee, acts as sole indenture trustee under the Declaration. The Bank of New York also acts as indenture trustee under the Guarantee and the Indenture. See "Description of the New Securities -- Description of the New Guarantee" and "-- Description of New Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Corporation will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the Exchange Offer. The principal executive office of the Trust is Investors Capital Trust I, c/o Investors Financial Services Corp., 89 South Street, Boston, Massachusetts 02111, Attention: Chief Financial Officer.


                      INVESTORS FINANCIAL SERVICES CORP.

           Investors Financial Services Corp. (the "Corporation"), based in Boston, Massachusetts, provides asset administration services for the financial services industry through its wholly-owned subsidiary, Investors Bank & Trust Company(R). The Corporation provides domestic and global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. The Corporation provides financial asset administration services for assets that totaled approximately $131 billion at March 31, 1997, including assets managed by 54 mutual fund complexes and insurance companies and approximately $10 billion of foreign assets. The Corporation also engages in private banking transactions, including secured lending and deposit accounts.

           The Corporation operated as a subsidiary of Eaton Vance Corp. ("Eaton Vance"), an investment management firm conducting business through subsidiaries, from its formation in 1969 through November 1995. In 1995, the boards of directors of the Corporation and Eaton Vance determined to separate the business operations of the Corporation from those of Eaton Vance by means of a tax free, pro rata distribution of Eaton Vance's ownership interest in the Corporation to the Eaton Vance stockholders (the "Spin-Off Transaction"). The principal reasons for the Spin-Off Transaction were to eliminate certain regulatory restrictions to which the Corporation was subject under the Competitive Equality Banking Act of 1987 ("CEBA"), and to enable the Corporation to pursue its business goals independent of Eaton Vance. In order to avoid being regulated as a bank holding company under the Bank Holding Company Act of 1956, Eaton Vance had operated Investors Bank & Trust Company under certain growth and activity restrictions. The elimination of the CEBA growth and activity restrictions enabled the Corporation to expand its current business activities and participate in certain additional business activities. The Spin-Off Transaction was completed on November 10, 1995, prior to the completion of an initial public offering of 2,300,000 shares of the Corporation's Common Stock, $.01 par value, (the "Common Stock") on November 14, 1995 (the "Offering"). As used herein, the defined term "Corporation" shall mean Investors Financial Services Corp. from and after June 29, 1995, the date of organization of Investors Financial Services Corp., and shall mean Investors Bank & Trust Company prior to that date, unless the context otherwise indicates. Investors Bank & Trust Company is sometimes referred to herein as the "Bank."


                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

           In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference herein.

           The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and declared effective by July 30, 1997, the Distribution rate borne by the Old Capital Securities commencing on July 1, 1997, if no filing is made by June 30, 1997, or July 31, 1997, if such filing is not declared effective by July 30, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

           The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

           Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

           Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures will have been registered under the Securities Act.

Terms of the Exchange Offer

           The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $25,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $25,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Old Capital Securities).

           The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $25,000,000 aggregate Liquidation Amount of the Old Capital Securities are outstanding.

           Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

           If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

           Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

           NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION, NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITION AND REQUIREMENTS.

           The term "Expiration Date" means 5:00 p.m. Boston time, on        ,
1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

           The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange

Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under " -- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

           Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., Boston time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


Acceptance for Exchange and Issuance of New Capital Securities


           Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

           In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation, which includes an Agent's Message if the tendering holder has not delivered a Letter of Transmittal to the Exchange Agent, of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (solely in the case of book-entry transfers) an Agent's Message in lieu thereof, and (iii) any other documents required by the Letter of Transmittal.

           The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

           The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.

           Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c)
under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under " -- Withdrawal Rights."

           Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

           Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (solely in the case of book-entry transfers) an Agent's Message in lieu thereof and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under " -- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, which includes an Agent's Message if the tendering holder has not delivered a Letter of Transmittal to the Exchange Agent, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

           If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in the Agent's Message, as the case may be. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

           THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

           Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. A tendering holder making a book-entry delivery may also cause an Agent's Message to be delivered on its behalf in lieu of delivering the Letter of Transmittal. If no Agent's Message is delivered in connection with delivery of Old Capital Securities through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must be delivered to and received by the Exchange Agent at its address set forth under " -- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

           DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

           Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

           Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                     (i) such tenders are made by or through an Eligible Institution;

                     (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

                     (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

           The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

           Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees or an Agent's Message in lieu thereof and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

           The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

           Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

           The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

           If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

           A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

           The Corporation and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

           Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof), in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under " -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

           In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. The Corporation and the Trust may delay the filing of any amendment or supplement in good faith and for a valid corporate purpose for a period not to exceed 120 days, such right to delay to be exercisable by the Corporation and the Trust only once in any 365 day period. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90 day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New

Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

           Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

           In order for a withdrawal to be effective, a written, or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under " -- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in " -- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under " -- Procedures for Tendering Old Capital Securities."

           All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

           Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after January 31, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on August 1, 1997 will be entitled to receive Distributions accumulated from and after January 31, 1997.

Conditions to the Exchange Offer

           Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

           (a) there shall occur a change in the current interpretations by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

           (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

           (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

           If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

           The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

    By Registered or Certified Mail:           By Hand or Overnight Delivery:
----------------------------------------    -----------------------------------
         The Bank of New York                        The Bank of New York
        101 Barclay Street, 7E                        101 Barclay Street
       New York, New York 10286                 Corporate Trust Services Window
  Attention: Reorganization Section,                     Ground Level
            Arwen Gibbons                          New York, New York 10286
                                              Attention: Reorganization Section,
                                                         Arwen Gibbons


                             Confirm By Telephone:
                                (212) 815-5920


                           Facsimile Transmissions:
                         (Eligible Institutions Only)
                                (212) 815-6339


           Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

           The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

           Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

           Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.


                         DESCRIPTION OF NEW SECURITIES

           Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders of Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities" below. The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Declaration (a form of which is available upon request to the Corporation; see "Available Information"), including the definitions therein of certain terms, and the Trust Indenture Act. Certain capitalized terms used and not otherwise defined herein are defined in the Declaration.

                     DESCRIPTION OF NEW CAPITAL SECURITIES

General

           The Capital Securities are limited to $25,000,000 aggregate Liquidation Amount at any one time outstanding, including any New Capital Securities that may be issued from time to time in exchange for Old Capital Securities. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities -- or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of New Guarantee."

Distributions

           Distributions on the New Capital Securities will be cumulative, will accumulate from January 31, 1997 and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 9.77% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the dates fifteen days prior to the relevant Distribution Date (as defined herein). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or required by law or executive order to close.

           So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the New Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.77% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

           During any such Extension Period, the Corporation may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin or extend such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

           During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of any securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

           Although the Corporation may in the future exercise its option to defer payments of interest on the New Junior Subordinated Debentures, the Corporation has no such current intention.

           The revenue of the Trust available for distribution to holders of the New Capital Securities will be limited to payments under the Junior Subordinated Debentures purchased by the Trust with the proceeds from the issuance and sale of the Trust Securities. See "Description of New Junior Subordinated Debentures -- General." If the Corporation does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under " -- Description of New Guarantee."

Conditional Right to Advance Maturity and Special Event Redemption

           If a Tax Event (as defined under "Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Redemption") occurs, then the Corporation will have the right, in lieu of terminating the Trust, to advance the Stated Maturity Date of the New Junior Subordinated Debentures to the minimum extent required in order to allow for payments of interest in respect of the New Junior Subordinated Debentures to continue to be deductible by the Corporation for U.S. federal income tax purposes, but in no event shall the resulting maturity of the New Junior Subordinated Debentures be less than 20 years from the date of original issuance thereof (any such advancement of the Stated Maturity Date being a "Tax Event Maturity Advancement"). Such maturity date shall be advanced only (i) if, in the opinion of counsel to the Corporation experienced in such matters, after advancing the maturity date, interest payable on the New Junior Subordinated Debentures will be deductible for United States federal income tax purposes and
(ii) upon receipt of prior approval of the Federal Reserve, if then so required under applicable capital guidelines or policies of the Federal Reserve.

           If a Tax Event occurs and in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or, if a Regulatory Capital Event (as defined herein) occurs, then the Corporation will have the right, within 90 days following the occurrence of such Tax Event or Regulatory Capital Event, as the case may be, to redeem the New Junior Subordinated Debentures in whole (but not in part) in the manner set forth under "Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the New Capital Securities prior to the Stated Maturity Date (the circumstances under which the Corporation has the right to so redeem the New Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or a Regulatory Capital Event are sometimes referred to herein as "Special Event."

Redemption

           Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the New Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued and unpaid interest on the New Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the New Junior Subordinated Debentures before the Initial Optional Prepayment Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the New Junior Subordinated Debentures) and
(iii) in the case of the optional prepayment of the New Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the New Junior Subordinated Debentures). See "Description of New Junior Subordinated Debentures -- Optional Prepayment" and "-- Conditional Right to Advance Maturity and Special Event Prepayment."

           "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

           The Corporation will have the option to prepay the New Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time before the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

Liquidation of the Trust and Distribution of New Junior Subordinated Debentures

           The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

           The Trust shall automatically terminate upon the first to occur of:
(i) certain events of bankruptcy, dissolution or liquidation of the Corporation or the Trust; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "-- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

           If a termination occurs as described in clause (i), (ii), (iv), or
(v) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities" below.

           After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

           There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the New Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby.

Redemption Procedures

           If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "-- Subordination of Common Securities" below.

           If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the New Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the Redemption Price to DTC. See "-- Form, Denomination, Book-Entry Procedures and Transfer" below. With respect to the New Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the New Capital Securities funds sufficient to pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. See "-- Payment and Paying Agency" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the New Capital Securities called for redemption, then all rights of the holders of such New Capital Securities will cease, except the right of the holders of such New Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such New Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the New Guarantee as described under " -- Description of New Guarantee," (i) Distributions on New Capital Securities called for redemption will accumulate on the Redemption Price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and
(ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

           Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the Federal Reserve) the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

           Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

Subordination of Common Securities

           Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

           In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

           The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

           Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

           If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "-- Subordination of Common Securities" above.

Removal of Issuer Trustees

           Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Declaration.

Merger or Consolidation of Issuer Trustees

           Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

           The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any,
(iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, if then so rated, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration

           Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of New Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the New Capital Securities will have no voting rights.

           The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; it being understood that the New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

           So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of such action.

           Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

           No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

           Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

           The Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

           New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global New Capital Securities" and together with the Old Capital Securities in registered global form, the "Global Capital Securities"). The Global New Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

           Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

           DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

           DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global New Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global New Capital Securities and (ii) ownership of such interests in the Global New Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

           The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

           Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

           Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Global Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust nor the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust, the

Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

           Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

           DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global New Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

           The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

           Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Capital Securities among participants in DTC it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

           A Global New Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global New Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global New Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global New Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) unless the Property Trustee determines otherwise in compliance with applicable law.

Payment and Paying Agency

           Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

Restrictions on Transfer

           The New Capital Securities will be issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any such transfer of New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Capital Securities for any purpose, including but not limited to the receipt of Distributions on such New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such New Capital Securities.

Registrar and Transfer Agent

           The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

           Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any New Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

           The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if repayment or adequate indemnity is not reasonably assured to the Property Trustee.

Miscellaneous

           The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for U.S. federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

           Holders of the Trust Securities have no preemptive or similar rights.

           The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


               DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

           The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture (the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Junior Subordinated Debentures and the Indenture does not purport to be complete and, is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture (a form of which is available upon request to the Corporation; see "Available Information"), including the definitions therein of certain terms, and the Trust Indenture Act.

General

           Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures promptly after the Expiration Date.

           The New Junior Subordinated Debentures will bear interest at the annual rate of 9.77% of the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 1997, to the person in whose name each New Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the date fifteen days prior to the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the New Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.77% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.


           The New Junior Subordinated Debentures will be issued in minimum denominations of $100,000. The New Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date"), except as described below.


           The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Corporation. See "-- Subordination" below. The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal source of the Corporation's income is dividends from its banking affiliate. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "--Subordination" below.

Form, Registration and Transfer

           If the New Junior Subordinated Debentures are distributed to the holders of the New Capital Securities, the New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such New Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of New Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

           Payment of principal of, premium, if any, and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for the New Junior Subordinated Debentures.

           Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of and premium, if any, or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Extend Interest Payment Date

           So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 9.77%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the New Junior Subordinated Debentures have been distributed to holders of the New Capital Securities, holders of New Junior Subordinated Debentures (or holders of the New Capital Securities while such New Capital Securities are outstanding) will be required to accrue interest income for U.S. federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

           During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of any securities of any subsidiary of the Corporation

(including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

           Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee written notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Optional Prepayment

           The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation, on or after the Initial Optional Prepayment Date, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning February 1, of the years indicated below:

           Year                                                                                        Percentage
           ----                                                                                        ----------

           2007....................................................................................    104.8850%
           2008....................................................................................    104.3965%
           2009....................................................................................    103.9080%
           2010....................................................................................    103.4195%
           2011....................................................................................    102.9310%
           2012....................................................................................    102.4425%
           2013....................................................................................    101.9540%
           2014....................................................................................    101.4655%
           2015....................................................................................    100.9770%
           2016....................................................................................    100.4885%
           2017 and thereafter.....................................................................    100.0000%

Conditional Right to Advance Maturity and Special Event Prepayment

           If a Tax Event occurs, then the Corporation will have the right, in lieu of terminating the Trust, to advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be deductible by the Corporation for U.S. federal income tax purposes, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 20 years from the date of original issuance thereof. Such maturity date shall be advanced only (i) if, in the opinion of counsel to the Corporation experienced in such matters, after advancing the maturity date, interest payable on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes and (ii) upon receipt of prior approval of the Federal Reserve, if then so required under applicable capital guidelines or policies of the Federal Reserve.

           If a Special Event shall occur and be continuing, the Corporation may, at any time prior to the Initial Optional Prepayment Date, within 90 days after the occurrence of the Special Event, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part), at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in either case, accrued and unpaid interest thereon to the date of prepayment.

           "Special Event" means a Conditional Tax Redemption Event (as defined under "Description of the New Capital Securities -- Conditional Right to Advance Maturity and Special Event Redemption") or a Regulatory Capital Event, as the case may be.

           A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which (a) amendment or change is effective or (b) such pronouncement or decision is announced, on or after January 31, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) and (iii) being an "Adverse Tax Consequence").

           A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which (i) amendment or change is effective or (ii) such pronouncement or decision is announced, on or after January 31, 1997, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that a Regulatory Capital Event shall not occur by reason of the Corporation's use of the proceeds of the issuance of the Old Junior Subordinated Debentures.

           "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.90% if such prepayment date occurs on or prior to February 1, 1998 and (B) 1.50% in all other cases.

           "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

           "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation.

           "Reference Treasury Dealer" means: (i) Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Corporation.

           "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

           "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

           "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

           Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

           If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

Certain Covenants of the Corporation

           The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of any securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) a Debenture Event of Default occurs, (2) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (3) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Corporation shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

           The Corporation will also covenant (i) to maintain 100 percent ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

Debenture Events of Default

           The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

                     (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

                     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

                     (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

           The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

           The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

           The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

           The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of New Capital Securities

           If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of New Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or premium, if any, or interest on the New Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

           The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures. See "Description of Capital Securities -- Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

           The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

           The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

Modification of the Indenture

           From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures). The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

Satisfaction and Discharge

           The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee for giving of notice of redemption, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of redemption or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

Subordination

           In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Senior

Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

           In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

           No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

           "Indebtedness" shall mean (i) any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business and (ii) all indebtedness of the Corporation for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred. For purposes of this definition "claim" shall have the meaning assigned in Section 101(5) of the Bankruptcy Code of 1978, as amended and in effect on the date of the execution of the Indenture.

           "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

           "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

           "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

           The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiary, Investors Bank & Trust Company (the "Bank"). The Corporation relies primarily on dividends from the Bank to meet its expenses and obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends from the Bank. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest, principal and premium, if any.

           The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur indebtedness constituting Senior Indebtedness.

Restrictions on Transfer

           The New Junior Subordinated Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of New Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be holder of such New Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such New Junior Subordinated Debentures.

Governing Law

           The Indenture, the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

           Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                       DESCRIPTION OF THE NEW GUARANTEE

           The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the New Guarantee will be issued by the Corporation for the benefit of the holders from time to time of the New Capital Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under the New Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee (a form of which is available upon request to the Corporation; see "Available Information"), including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.

General

           The Corporation will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

           The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status" below. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Description of New Junior Subordinated Debentures -- General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

           The Corporation will, through the New Guarantee, the Declaration, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and new unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

Status

           The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the New Junior Subordinated Debentures.

           The New Guarantee will rank pari passu with the Junior Subordinated Debentures, the Old Guarantee and with all other guarantees (if any) issued by the Corporation after the Expiration Date with respect to capital securities (if any) issued by Other Trusts. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The New Guarantee does not place a limitation on the amount of Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur indebtedness constituting Senior Indebtedness.

Events of Default

           An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to (i) waive any past event of default under the New Guarantee and its consequences, whereby such event of default shall cease to exist and any event of default under the New Guarantee arising therefrom shall be deemed to have been cured for every purpose of the New Guarantee, and (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

           Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

           The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

Certain Covenants of the Corporation

           In the New Guarantee, the Corporation will covenant that, so long as any New Capital Securities remain outstanding, if there shall have occurred any event that is or would constitute an event of default under the New Guarantee, that is continuing, or the Declaration, then the Corporation will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of any securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the New Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

Amendments and Assignment

           Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no approval will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the New Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

Termination

           The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of the New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

Information Concerning the Guarantee Trustee

           The Guarantee Trustee may be appointed or removed by the Guarantor without cause at any time, except during an event of default under the New Guarantee. The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of New Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

           The Corporation or its affiliates maintain certain business relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

Governing Law

           The New Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

           The terms of the Old Securities and the New Securities are identical in all material respects except that: (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain certain restrictions on transfer applicable to Old Capital Securities, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, and (iv) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and been declared effective by July 30, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by July 30, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from July 1, 1997, in the case of untimely filing or July 31, 1997 in the case of failure to achieve timely effectiveness, as the case may be, until such time as such required filing or effectiveness is achieved. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."


              RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
           NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

Full and Unconditional Guarantee

           Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of the New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the Indenture, the Declaration and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of

Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Corporation does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Corporation under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

           As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the New Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement of Rights of Holders of New Capital Securities

           A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

           A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

Limited Purpose of the Trust

           The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination

           Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the Liquidation Distribution in cash. See "Description of New Securities -- Description of New Capital Securities -- Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal

(and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

           In the opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the acquisition by exchange, ownership and disposition of New Capital Securities held as capital assets by a holder that acquired the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Exchange of Capital Securities

           The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

           In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures are classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Classification of the Trust

           In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust is classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

Interest Income and Original Issue Discount

           Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

           Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

           The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

           Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

           The Corporation will have the right at any time to liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would have an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities.

If the distribution were taxable to holders of Capital Securities, a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust, and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

           Under certain circumstances described herein (see "Description of New Securities -- Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if the holder sold its proportionate interest in the redeemed Junior Subordinated Debentures for an amount of cash equal to the proceeds received upon redemption. See "-- Sales of Capital Securities" below.

Sales of Capital Securities

           A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize capital gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). Such capital gain or loss will be long-term capital gain or loss if the holding period of the Capital Securities exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

           A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of such holder's Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to such holder's adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of.

Proposed Tax Legislation

           On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, if such debt obligations had a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation applies to debt obligations issued on or after the date of "first committee action." As of the date of this prospectus, the Proposed Legislation has not yet been introduced by any member of the 105th Congress. If the Proposed Legislation or other legislation is enacted by Congress and if it gives rise to a Tax Event, the Trust would be permitted to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Redemption Price. See "Description of New Securities -- Description of New Capital Securities -- Special Redemption" and "-- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment."

United States Alien Holders

           For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

           For taxable years beginning after December 31, 1996, a "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source or a trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

           Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

           As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

           A United States Alien Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting to Holders

           Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

           Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

           THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT TAKE INTO ACCOUNT EVERY HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL TAX LAWS.

                             ERISA CONSIDERATIONS


           The Corporation, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the acquisition of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a plan fiduciary should consider whether the acquisition of New Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA).


           Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

           The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "Plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.

                             PLAN OF DISTRIBUTION

           Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of New Capital Securities."

           The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

           Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

           The validity of the New Junior Subordinated Debentures and the New Guarantee and certain matters relating thereto will be passed upon for the Corporation by Testa, Hurwitz & Thibeault, LLP. Certain matters relating to United States Federal income tax considerations will also be passed upon for the Corporation by Testa, Hurwitz & Thibeault, LLP. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Corporation by Richards, Layton & Finger, P.A., special Delaware counsel to the Corporation and the Trust.


                             INDEPENDENT AUDITORS

           The consolidated financial statements incorporated in this prospectus by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                         The Corporation's Certificate of Incorporation and the
Delaware General Corporation Law provides for indemnification of the Corporation's directors and officers for liabilities and expenses that they may incur in such capacity for damages for breach of fiduciary duty as a director other than liability for (i) any breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts covered by
Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. In general, under the Company's By-Laws directors and officers are indemnified for liabilities and expenses they may incur with respect to actions taken in their capacities as a director or officer, so long as such actions are taken good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, actions that such director or officer had no reasonable cause to believe were unlawful.

                         The Corporation maintains directors and officers
liability insurance for the benefit of its directors and certain officers.

           ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

           EXHIBIT


4.1(1)     Indenture of Investors Financial Services Corp. relating to the Junior Subordinated Debentures
4.2        Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)
4.3        Certificate of Trust of Investors Capital Trust I
4.4        Declaration of Trust of Investors Capital Trust I
4.5(1)     Amended and Restated Declaration of Trust for Investors Capital Trust I
4.6        Form of New Capital Security Certificate for Investors Capital Trust I (included as Exhibit D to Exhibit 4.5)
4.7        Form of New Guarantee of Investors Financial Services Corp. relating to the New Capital Securities
4.8(1)     Registration Rights Agreement
5.1        Opinion and consent of Testa, Hurwitz & Thibeault, LLP to Investors Financial Services Corp.
                     as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by
                     Investors Financial Services Corp.*
5.2        Opinion of Richards, Layton & Finger, special Delaware
                     counsel, as to validity of the New Capital Securities to be issued by Investors Capital
                     Trust I*
8          Opinion of Testa, Hurwitz & Thibeault, LLP, special tax counsel, as to certain federal income tax matters*
12.1       Computation of ratio of earnings to fixed charges (excluding interest on deposits)
12.2       Computation of ratio of earnings to fixed charges (including interest on deposits)
23.1       Consent of Deloitte & Touche L.L.P.
23.2       Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)*
23.3       Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
24         Power of Attorney of certain officers and directors of Investors Financial Services Corp. (See page II-4)
25.1       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
                     Indenture
25.2       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated
                     Declaration of Trust of Investors Capital Trust I
25.3       Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of
                     New Capital Securities of Investors Capital Trust I
99.1       Form of Letter of Transmittal
99.2       Form of Notice of Guaranteed Delivery
99.3       Form of Exchange Agent Agreement

           --------
           * To be filed by amendment.

           (1) Filed as an exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 (file no. 0-26996).

           ITEM 22. UNDERTAKINGS

                   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Investors Financial Services Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 27th day of May, 1997.

                                    INVESTORS FINANCIAL SERVICES
                                    CORP.


                                    By:/s/ Kevin J. Sheehan
                                       --------------------------------
                                       Kevin J. Sheehan, President
                                       and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Sheehan and Michael F. Rogers and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of Investors Financial Services Corp. and in the capacities and on the dates indicated:


        Signature                           Title                       Date
-----------------------      ------------------------------------   ------------
 /s/ Kevin J. Sheehan        President, Chief Executive Officer     May 27, 1997
-----------------------            and Chairman of the Board
   Kevin J. Sheehan          (Principal Executive Officer) and
                                          Director

 /s/ Michael F. Rogers           Executive Vice President           May 27, 1997
-----------------------
    Michael F. Rogers

 /s/ Karen C. Keenan         Chief Financial Officer (Principal     May 27, 1997
-----------------------        Financial Officer and Principal
    Karen C. Keenan                  Accounting Officer)

 /s/ Robert B. Fraser                  Director                     May 27, 1997
------------------------
    Robert B. Fraser


      Signature                            Title                        Date
------------------------     ----------------------------------    -------------
  /s/Donald G. Friedl                    Director                  May 27, 1997
------------------------
   Donald G. Friedl

  /s/James M. Oates                      Director                  May 27, 1997
------------------------
     James M. Oates

  /s/Phyllis S. Swersky                  Director                  May 27, 1997
------------------------
    Phyllis S. Swersky

  /s/Thomas P. McDermott                 Director                  May 27, 1997
------------------------
    Thomas P. McDermott

  /s/Frank B. Condon, Jr.                Director                  May 27, 1997
-------------------------
   Frank B. Condon, Jr.


                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, Investors Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 27th day of May, 1997.

                                    INVESTORS CAPITAL TRUST I


                                    By:/s/ Kevin J. Sheehan
                                       --------------------------------
                                       Kevin J. Sheehan, Administrative
                                       Trustee


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Sheehan and Karen G. Keenan and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of Investors Capital Trust I and in the capacities and on the dates indicated:




         Signature                          Title                      Date
----------------------------        ----------------------         -------------
  /s/ Kevin J. Sheehan              Administrative Trustee         May 27, 1997
----------------------------
     Kevin J. Sheehan

  /s/ Karen C. Keenan               Administrative Trustee         May 27, 1997
----------------------------
     Karen C. Keenan

  /s/ Earl W. Zimmerman, Jr.        Administrative Trustee         May 27, 1997
----------------------------
  Earl W. Zimmerman, Jr.

                                 EXHIBIT INDEX
                                 -------------

4.1(1)     Indenture of Investors Financial Services Corp. relating to the Junior Subordinated Debentures
4.2        Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)
4.3        Certificate of Trust of Investors Capital Trust I
4.4        Declaration of Trust of Investors Capital Trust I
4.5(1)     Amended and Restated Declaration of Trust for Investors Capital Trust I
4.6        Form of New Capital Security Certificate for Investors Capital Trust I (included as Exhibit D to Exhibit 4.5)
4.7        Form of New Guarantee of Investors Financial Services Corp. relating to the New Capital Securities
4.8(1)     Registration Rights Agreement
5.1        Opinion and consent of Testa, Hurwitz & Thibeault, LLP to Investors Financial Services Corp.
                     as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by
                     Investors Financial Services Corp.*
5.2        Opinion of Richards, Layton & Finger, special Delaware
                     counsel, as to validity of the New Capital Securities to be issued by Investors Capital
                     Trust I*
8          Opinion of Testa, Hurwitz & Thibeault, LLP, special tax counsel, as to certain federal income tax matters*
12.1       Computation of ratio of earnings to fixed charges (excluding interest on deposits)
12.2       Computation of ratio of earnings to fixed charges (including interest on deposits)
23.1       Consent of Deloitte & Touche L.L.P.
23.2       Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)*
23.3       Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
24         Power of Attorney of certain officers and directors of Investors Financial Services Corp. (See page II-4)
25.1       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
                     Indenture
25.2       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated
                     Declaration of Trust of Investors Capital Trust I
25.3       Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of
                     New Capital Securities of Investors Capital Trust I
99.1       Form of Letter of Transmittal
99.2       Form of Notice of Guaranteed Delivery
99.3       Form of Exchange Agent Agreement

           --------
           * To be filed by amendment.

           (1) Filed as an exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 (file no. 0-26996).